Exhibit 99.1

PLYMOUTH INDUSTRIAL REIT REPORTS FIRST QUARTER 2024 RESULTS

BOSTON, May 1, 2024 – Plymouth Industrial REIT, Inc. (NYSE: PLYM) (the “Company”) today announced its financial results for the first quarter ended March 31, 2024, and other recent developments.

First Quarter and Subsequent Highlights

•	Reported results for the first quarter of 2024 reflect net income attributable to common stockholders of $0.14 per weighted average common share; Core Funds from Operations attributable to common stockholders and unit holders (“Core FFO”) of $0.45 per weighted average common share and units; and Adjusted FFO (“AFFO”) of $0.45 per weighted average common share and units.
•	Same store NOI (“SS NOI”) increased 2.9% on a GAAP basis excluding early termination income for the first quarter compared with the same period in 2023; increased 7.0% on a cash basis excluding early termination income.
•	Commenced leases during the first quarter experienced a 17.1% increase in rental rates on a cash basis from leases greater than six months with new leases experiencing a 48.4% increase on a cash basis and renewal leases experiencing an 5.9% increase on a cash basis. Through April 29, 2024, executed leases scheduled to commence during 2024, which includes the first quarter activity, total an aggregate of 4,148,844 square feet, all of which are associated with terms of at least six months. The Company will experience a 16.5% increase in rental rates on a cash basis from these leases.
•	Completed 54,008 square feet of development leasing through the first quarter, bringing the total 772,622-square-foot development program to 93% leased.
•	Recorded an approximate $8.0 million net gain on sale of real estate related to a tenant’s notice of intent to exercise a fixed purchase option for $21.5 million for a property located in Columbus, OH.
•	Increased the regular quarterly cash dividend for the first quarter of 2024 by 6.7% to $0.240 per share for the common stock, or an annualized rate of $0.96 per share.
•	Affirmed the full year 2024 guidance range for Core FFO per weighted average common share and units previously issued on February 21, 2024, and updated its range for net income per weighted average common share and units and accompanying assumptions.

Jeff Witherell, Chief Executive Officer and Co-Founder of Plymouth, noted, “Our goals for 2024 are to utilize our real estate operating platform to deliver on leasing and improving the portfolio and pursuing new opportunities that can drive accretive long-term growth. The leasing we have accomplished to date supports our continued outlook for strong same-store NOI growth. The capital allocation decisions we have made with disposition and development activity, together with improved liquidity on our balance sheet, position us to be very selective with acquisitions later this year and into 2025.”

Financial Results for the First Quarter of 2024

Net income attributable to common stockholders for the quarter ended March 31, 2024, was $6.1 million, or $0.14 per weighted average common share outstanding, compared with net loss attributable to common stockholders of $4.3 million, or $(0.10) per weighted average common share outstanding, for the same period in 2023. Net income improved year-over-year primarily due to a gain on sale of real estate recognized upon our tenant’s notice to exercise their purchase option and decreased depreciation and amortization expense. Weighted average common shares outstanding for the first quarters ended March 31, 2024, and 2023 were 45.0 million and 42.6 million, respectively.

Consolidated total revenues for the quarter ended March 31, 2024, were $50.2 million, compared with $49.4 million for the same period in 2023.

NOI for the quarter ended March 31, 2024, was $33.5 million compared with $33.4 million for the same period in 2023. SS NOI excluding early termination income – GAAP basis for the quarter ended March 31, 2024, was $31.7 million compared with $30.8 million for the same period in 2023, an increase of 2.9%. SS NOI excluding early termination income – Cash basis for the quarter ended March 31, 2024, was $31.6 million compared with $29.5 million for the same period in 2023, an increase of 7.0%. SS NOI for the first quarter was positively impacted by rent escalations, renewal and new leasing spreads, and increased operating expense recoveries. The same store portfolio is comprised of 200 buildings totaling 31.2 million square feet, or 91.8% of the Company’s total portfolio, and was 98.3% occupied as of March 31, 2024.

EBITDAre for the quarter ended March 31, 2024, was $30.2 million compared with $30.0 million for the same period in 2023.

Core FFO for the quarter ended March 31, 2024, was $20.6 million compared with $19.6 million for the same period in 2023, primarily due to the elimination of preferred stock dividends as a result of the redemption of the Series A Preferred Stock completed in September 2023. The Company reported Core FFO for the quarter ended March 31, 2024, of $0.45 per weighted average common share and unit compared with $0.45 per weighted average common share and unit for the same period in 2023. Weighted average common shares and units outstanding for the first quarters ended March 31, 2024, and 2023 were 45.8 million and 43.4 million, respectively, due to the ATM activity during Q3 2023 as part of the redemption of the Series A Preferred Stock.

AFFO for the quarter ended March 31, 2024, was $20.5 million, or $0.45 per weighted average common share and unit, compared with $17.3 million, or $0.40 per weighted average common share and unit, for the same period in 2023. The results reflected the aforementioned changes in Core FFO and decreases within recurring capital expenditures, straight line rent and above/below market lease rent adjustments, partially offset by the 5.5% increase in outstanding common shares.

See “Non-GAAP Financial Measures” for complete definitions of NOI, EBITDAre, Core FFO and AFFO and the financial tables accompanying this press release for reconciliations of net income to NOI, EBITDAre, Core FFO and AFFO.

Liquidity

As of April 29, 2024, the Company’s current cash balance was approximately $7.4 million, excluding operating expense escrows of approximately $3.1 million, and it has approximately $194.6 million of capacity under the existing unsecured line of credit.

Investment Activity

As of March 31, 2024, the Company had real estate investments comprised of 211 industrial buildings totaling 34.0 million square feet.

The final project in the first phase of Plymouth’s development program, a 52,920-square-foot, fully leased building in Jacksonville, is expected to come online in the fourth quarter of 2024. During the first quarter, Plymouth signed a seven-year, 54,008-square-foot lease at its 154,6922-square-foot industrial building in Cincinnati. The Company’s development program is now 93% leased.

During the three months ended March 31, 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise the fixed purchase option stated within their lease. The lease agreement requires the sale to close in August 2024 at a fixed price of approximately $21.5 million. In accordance with ASC 842, Leases, we reclassified the respective real estate property to net investment in sales-type lease totaling $21.5 million on our condensed consolidated balance sheets, de-recognized the net book value of the property assets for $13.5 million and recognized a gain on sale of real estate of $8.0 million related to this transaction.

Leasing Activity

Leases commencing during the first quarter ended March 31, 2024 totaled an aggregate of 1,387,977 square feet, all of which are associated with terms of at least six months. The Company will experience a 17.1% increase in rental rates on a cash basis from these leases. These leases included 928,217 square feet of renewal leases and 459,760 square feet of new leases. Total portfolio occupancy at March 31, 2024 was 96.9% and reflects recent new developments now in service. Same store occupancy at March 31, 2024 was 98.3%.

Executed leases scheduled to commence during 2024, which includes the first quarter activity, total an aggregate of 3,310,261 square feet, all of which are associated with terms of at least six months. The Company will experience a 16.5% increase in rental rates on a cash basis from these leases. These leases, which represent 58% of its total 2024 expirations, included 3,310,261 square feet of renewal leases (25.8% of these leases were associated with contractual renewals) and 838,583 square feet of new leases, of which 15,200 square feet was vacant at the start of 2024.

Quarterly Distributions to Stockholders

On February 21, 2024, the Board of Directors declared a regular quarterly common stock dividend of $0.240 per share for the first quarter of 2024. The dividend, which represented an increase of 6.7%, was paid on April 30, 2024 to stockholders of record on March 28, 2024.

Guidance for 2024

Plymouth affirmed its full year 2024 guidance range for Core FFO per weighted average common share and units previously issued on February 21, 2024, and updated its range for net income per weighted average common share and units and accompanying assumptions.

Reconciliation of net income attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2024 Range[1,2,3]
	Low	High
Net income	$0.08	$0.12
Gain on sale of real estate	(0.18)	(0.18)
Real estate depreciation & amortization	1.98	1.98
Core FFO	$1.88	$1.92

1)	Our 2024 guidance refers to the Company's in-place portfolio as of April 29, 2024, the aforementioned $21.5 million disposition scheduled to close in August 2024 and does not include the impact from prospective acquisitions, dispositions, or capitalization activities.
2)	Includes non-cash stock compensation of $4.3 million for 2024.
3)	As of April 29, 2024, the Company has 45,872,375 common shares and units outstanding.

Earnings Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, May 2, 2024 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through May 9, 2024, by dialing (877) 344-7529 and entering the replay access code, 6841649.

The Company has posted supplemental financial information on the first quarter results and prepared commentary that it will reference during the conference call. The supplemental information can be found under Financial Results on the Company’s Investor Relations page. The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at ir.plymouthreit.com. The online replay will be available approximately one hour after the end of the call and archived for one year.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Contact:
Tripp Sullivan
SCR Partners
IR@plymouthreit.com

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
Assets
Real estate properties	$1,551,254	$1,567,866
Net investment in sales-type lease	21,459	—
Less accumulated depreciation	(277,253)	(268,046)
Real estate properties, net	1,295,460	1,299,820

Cash	16,812	14,493
Cash held in escrow	3,222	4,716
Restricted cash	7,203	6,995
Deferred lease intangibles, net	46,396	51,474
Other assets	39,670	42,734
Interest rate swaps	26,382	21,667
Total assets	$1,435,145	$1,441,899

Liabilities and Equity
Liabilities:
Secured debt, net	265,619	266,887
Unsecured debt, net	448,158	447,990
Borrowings under line of credit	155,400	155,400
Accounts payable, accrued expenses and other liabilities	68,049	73,904
Deferred lease intangibles, net	5,590	6,044
Financing lease liability	2,278	2,271
Interest rate swaps	189	1,161
Total liabilities	945,283	953,657

Equity:
Common stock, $0.01 par value: 900,000,000 shares authorized; 45,382,076 and 45,250,184 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	453	452

Additional paid in capital	634,651	644,938
Accumulated deficit	(176,388)	(182,606)
Accumulated other comprehensive income	25,859	20,233
Total stockholders' equity	484,575	483,017
Non-controlling interest	5,287	5,225
Total equity	489,862	488,242
Total liabilities and equity	$1,435,145	$1,441,899

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months
	Ended March 31,
	2024	2023

Rental revenue	$50,190	$49,371
Management fee revenue and other income	38	29
Total revenues	50,228	49,400

Operating expenses:
Property	16,642	15,954
Depreciation and amortization	22,368	23,800
General and administrative	3,364	3,447
Total operating expenses	42,374	43,201

Other income (expense):
Interest expense	(9,598)	(9,535)
Gain on sale of real estate	8,030	—
Total other income (expense)	(1,568)	(9,535)

Net income (loss)	6,286	(3,336)
Less: Net income (loss) attributable to non-controlling interest	68	(38)
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	6,218	(3,298)
Less: Preferred Stock dividends	—	916
Less: Loss on extinguishment/redemption of Series A Preferred Stock	—	2
Less: Amount allocated to participating securities	94	88
Net income (loss) attributable to common stockholders	$6,124	$(4,304)

Net income (loss) per share attributable to common stockholders - basic	$0.14	$(0.10)
Net income (loss) per share attributable to common stockholders - diluted	$0.14	$(0.10)

Weighted-average common shares outstanding - basic	44,936,597	42,604,770
Weighted-average common shares outstanding - diluted	44,970,884	42,604,770

Non-GAAP Financial Measures Definitions

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

EBITDAre: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation (depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We believe that EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company as it is a direct measure of the actual operating results of our industrial properties.

Funds from Operations (“FFO”): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of an REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items such as dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related expenses for transactions not completed, and certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period-over-period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations (“AFFO”): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

PLYMOUTH INDUSTRIAL REIT, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months
	Ended March 31,
NOI:	2024	2023
Net income (loss)	$6,286	$(3,336)
General and administrative	3,364	3,447
Depreciation and amortization	22,368	23,800
Interest expense	9,598	9,535
Gain on sale of real estate	(8,030)	—
Management fee revenue and other income	(38)	(29)
NOI	$33,548	$33,417

	For the Three Months
	Ended March 31,
EBITDAre:	2024	2023
Net income (loss)	$6,286	$(3,336)
Depreciation and amortization	22,368	23,800
Interest expense	9,598	9,535
Gain on sale of real estate	(8,030)	—
EBITDAre	$30,222	$29,999

	For the Three Months
	Ended March 31,
FFO:	2024	2023
Net income (loss)	$6,286	$(3,336)
Gain on sale of real estate	(8,030)	—
Depreciation and amortization	22,368	23,800
FFO:	$20,624	$20,464
Preferred stock dividends	—	(916)
Acquisition expenses	—	81
Core FFO	$20,624	$19,629

Weighted average common shares and units outstanding	45,809	43,432
Core FFO per share	$0.45	$0.45

	For the Three Months
	Ended March 31,
AFFO:	2024	2023
Core FFO	$20,624	$19,629
Amortization of debt related costs	438	568
Non-cash interest expense	(102)	294
Stock compensation	914	585
Capitalized interest	(75)	(335)
Straight line rent	(15)	(912)
Above/below market lease rents	(318)	(734)
Recurring capital expenditures(1)	(994)	(1,806)
AFFO	$20,472	$17,289

Weighted average common shares and units outstanding	45,809	43,432
AFFO per share	$0.45	$0.40

(1) Excludes non-recurring capital expenditures of $3,000 and $8,413 for the three months ended March 31, 2024 and 2023, respectively.